As filed with the Securities and Exchange Commission on July 30, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	31-1189815
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
200 Old Wilson Bridge Road
Columbus, Ohio 43085
(614) 438-3210
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:
Dale T. Brinkman, Esq.
Vice President – Administration,
General Counsel and Secretary
Worthington Industries, Inc.
200 Old Wilson Bridge Road
Columbus, Ohio 43085
(614) 438-3210
(Name, address, including zip code, and telephone number,
including area code, of agent for service)	Elizabeth Turrell Farrar, Esq. Vorys, Sater, Seymour and Pease LLP 52 East Gay Street Columbus, Ohio 43215 (614) 464-6400
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:☑
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed
		maximum	Proposed maximum	Amount of
Title of each class of	Amount to be	offering price	aggregate offering	registration
securities to be registered	registered(1)	per unit(2)	price(2)	fee
Common Shares, without par value	1,500,000	$14.715	$22,072,500	$1,574

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional common shares that may be issued pursuant to the terms of the Worthington Industries, Inc. Dividend Reinvestment and Stock Purchase Plan which provide for adjustments in the number of common shares being issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and computed on the basis of $14.715 per share, which is the average of the high and low per share sales prices for the registrant’s common shares as reported on the New York Stock Exchange on July 26, 2010.
Index to Exhibits is set forth on page II-7 of this Registration Statement.

PROSPECTUS
WORTHINGTON INDUSTRIES, INC.
200 Old Wilson Bridge Road
Columbus, Ohio 43085
(614) 438-3210
DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
1,500,000 Common Shares Without Par Value
Trading Symbol: New York Stock Exchange — WOR
     We are offering our shareholders a simple and convenient method for purchasing our common shares, without payment of any brokerage commissions or service charges, through the Worthington Industries, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”). Shareholders who elect to participate in the Plan may:
•	Have cash dividends on all or any part of their common shares automatically reinvested in common shares.

•	Invest optional cash payments ranging from $50 to $5,000 per month in common shares, whether or not dividends are being reinvested.
     Common shares purchased under the Plan may be purchased from us or purchased for participants in the open market, at our option. The price of the common shares purchased from us will be the average of the closing sales prices of the common shares as reported on the New York Stock Exchange on the five business days immediately preceding the applicable purchase date. If the common shares are purchased in the open market, the price of the common shares will be the weighted average purchase price of the common shares on the applicable purchase date. The closing price of our common shares as reported on the New York Stock Exchange on July 29, 2010 was $14.22.
     Shareholders enrolled in the Plan will continue to be enrolled until they notify Wells Fargo Shareowner Services, administrator for the Plan, in writing, that they wish to withdraw. Shareholders who do not currently participate and do not wish to participate in the Plan will continue to receive cash dividends in the usual manner.
     Investment in our common shares, as with any investment in securities, involves investment risks, including the possible loss of principal. Before investing in our common shares, you should carefully read the “Risk Factors” section on page 2 of this prospectus, as well as the risk factors described in our periodic filings with the Securities and Exchange Commission.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 30, 2010.

Risk Factors
          Investing in our common shares involves significant risks. Before you decide to invest in our common shares, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. Please also see the discussion under the caption “Forward-Looking Statements.”
About This Prospectus
          This prospectus is part of a Registration Statement on Form S-3 (the “Registration Statement”) that we have filed with the Securities and Exchange Commission (the “SEC”). Under the Registration Statement, we may issue up to 1,500,000 of our common shares pursuant to the Worthington Industries, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The terms and conditions of the Plan are set forth under the caption “The Worthington Industries, Inc. Dividend Reinvestment and Stock Purchase Plan” beginning on page 5 of this prospectus.
          Please read this prospectus carefully. If you own common shares now, or if you decide to buy common shares in the future, please keep this prospectus with your permanent investment records because it contains important information about the Plan. This prospectus supersedes any prior Plan prospectuses, including supplements thereto, in their entirety.
          You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to give you any information or make any representation not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the common shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date hereof, or that any information we have incorporated herein by reference is correct on any date subsequent to the date of the document incorporated herein by reference, even though this prospectus is delivered or common shares are sold on a later date.
          Unless the context suggests otherwise, references to “Worthington,” the “Company,” “we,” “our” and “us” and similar terms refer to Worthington Industries, Inc., an Ohio corporation, and it subsidiaries.
Worthington Industries, Inc.
          Worthington is primarily a diversified metal processing company, focused on value-added steel processing and manufactured metal products. Our manufactured metal products include: pressure cylinder products such as propane, refrigerant, oxygen, hand torch and camping cylinders, scuba tanks and helium balloon kits; light gauge steel framing for commercial and residential construction; framing systems and stairs for mid-rise buildings; current and past model automotive service stampings; and, through joint ventures, suspension grid systems for concealed and lay-in panel ceilings and laser welded blanks.
          We have three principal reportable business segments: Steel Processing, Pressure Cylinders and Metal Framing. The Steel Processing business segment consists of the Worthington Steel business unit (“Worthington Steel”). The Pressure Cylinders business segment consists of the Worthington Cylinder business unit (“Worthington Cylinders”). The Metal Framing business segment consists of the Dietrich Metal Framing business unit (“Dietrich”). All other business units not included in these three reportable business segments are combined and disclosed in the “Other” category, which also includes income and expense items not allocated to the reportable business segments. The “Other” category includes the Automotive Body Panels, Steel Packaging, Mid-Rise Construction, Military Construction and Commercial Stairs business segments. We also hold equity positions in eight joint ventures.

          For additional information concerning our business and our financial results and condition, please refer to the documents incorporated by reference in this prospectus. See the section captioned “Incorporation of Certain Documents by Reference.”
          Our principal executive offices are located at 200 Old Wilson Bridge Road, Columbus, Ohio 43085, and our telephone number is (614) 438-3210. We maintain an Internet website at www.worthingtonindustries.com, where general information about us is available. The information on our website is not part of this prospectus.
Forward-Looking Statements
          This prospectus and the documents incorporated by reference herein may contain “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current expectations, estimates or projections concerning future results or events. These statements are generally identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “estimate,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Forward-looking statements may include, without limitation, statements relating to:
•	business plans or future or expected growth, performance, sales, volumes, cash flows, earnings, balance sheet strengths, debt, financial condition or other financial measures;

•	the sustainability of earnings;

•	projected profitability potential, capacity and working capital needs;

•	demand trends for the Company or our markets;

•	pricing trends for raw materials and finished goods and the impact of pricing changes;

•	anticipated capital expenditures and asset sales;

•	anticipated improvements and efficiencies in costs, operations, sales, inventory management, sourcing and the supply chain and the results of such improvements and efficiencies;

•	projected timing, results, benefits, costs, charges and expenditures related to acquisitions, headcount reductions and facility dispositions, shutdowns and consolidations;

•	the alignment of operations with demand;

•	the ability to capture and maintain margins and market share and to develop or take advantage of future opportunities, new products and markets;

•	expectations for Company and customer inventories, jobs and orders;

•	expectations for the economy and markets or improvements in the economy or markets;

•	expected benefits from transformation plans, cost reduction efforts and other new initiatives;

•	expectations for improving earnings, margins or shareholder value;

•	effects of judicial rulings; and

•	other non-historical matters.
          Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, those that follow:

•	the effect of national, regional and worldwide economic conditions generally and within major product markets, including a prolonged or substantial economic downturn;

•	the effect of conditions in national and worldwide financial markets;

•	product demand and pricing;

•	changes in product mix, product substitution and market acceptance of our products;

•	fluctuations in pricing, quality or availability of raw materials (particularly steel), supplies, transportation, utilities and other items required by operations;

•	effects of facility closures and the consolidation of operations;

•	the effect of financial difficulties, consolidation and other changes within the steel, automotive, construction and other industries in which we participate;

•	failure to maintain appropriate levels of inventories;

•	financial difficulties (including bankruptcy filings) of original equipment manufacturers, end-users and customers, suppliers, joint venture partners and others with whom we do business;

•	the ability to realize targeted expense reductions from headcount reductions, facility closures and other cost reduction efforts;

•	the ability to realize other cost savings and operational, sales and sourcing improvements and efficiencies, and other expected benefits from transformation initiatives, on a timely basis;

•	the overall success of, and the ability to integrate, newly-acquired businesses and achieve synergies from such acquisitions;

•	capacity levels and efficiencies, within facilities and within the industry as a whole;

•	the effect of disruption in the business of suppliers, customers, facilities and shipping operations due to adverse weather, casualty events, equipment breakdowns, labor issues, acts of war or terrorist activities or other causes;

•	changes in customer demand, inventories, spending patterns, product choices and supplier choices;

•	risks associated with doing business internationally, including economic, political and social instability, and foreign currency exposure;

•	the ability to improve and maintain processes and business practices to keep pace with the economic, competitive and technological environment;

•	adverse claims experience with respect to workers’ compensation, product recalls or product liability, casualty events or other matters;

•	deviation of actual results from estimates and/or assumptions used by us in the application of our significant accounting policies;

•	level of imports and import prices in our markets;

•	the impact of judicial rulings and governmental regulations, both in the United States and abroad; and

•	other risks described from time to time in our filings with the SEC.
          We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. It is impossible to predict or identify all potential risk factors. Consequently, you should not consider the foregoing list to be a complete set of all potential risks and uncertainties. Any forward-looking statements included or incorporated by reference in this prospectus are based on current information as of the date of this prospectus or the respective document incorporated herein by reference, and we assume no obligation to correct or update any such statements in the future, except as required by applicable law. All subsequent written or oral forward-looking statements concerning the matters addressed in this prospectus and attributable to us or any person acting on our behalf are qualified by these cautionary statements.
The Worthington Industries, Inc.
Dividend Reinvestment and Stock Purchase Plan
          A description of the Plan is set forth in the following questions and answers.
          The Plan was initially approved by our Board of Directors on November 15, 1984, and was amended by the Board on February 27, 1998 and June 30, 2010.
          Purpose
1.	What is the purpose of the Plan?
          The purpose of the Plan is to provide our shareholders with a simple and convenient method of investing cash dividends and additional cash payments in common shares without paying any brokerage commissions or service charges. Any purchase of common shares from us will generate funds, which we intend to use for general corporate purposes.
          Participant Options
2.	What options are available to participants in the Plan?
As a participant in the Plan:

•	You may have all of your cash dividends automatically reinvested in our common shares, and may also make cash purchases of our common shares of not less than $50 nor more than $5,000 per month.

•	You may have cash dividends on some of your common shares automatically reinvested in our common shares, continue to receive cash dividends on the rest of your common shares, and also make cash purchases of our common shares of not less than $50 nor more than $5,000 per month.

•	You may make optional cash purchases of our common shares of not less than $50 nor more than $5,000 per month, whether or not dividends on your common shares are being reinvested in our common shares.
          Advantages and Disadvantages
3.	What are the advantages and disadvantages of the Plan?
          Advantages
•	You will pay no brokerage commissions or service charges in connection with purchases of our common shares under the Plan.

•	Your funds will be fully invested because the Plan permits fractional common shares to be credited to your Plan account. Dividends on fractional common shares, as well as dividends on whole common shares, will be reinvested in additional common shares, and these common shares will be credited to your Plan account.

•	You will avoid the need for safekeeping certificates for common shares credited to your Plan account.

•	You will receive regular statements from the Agent (as described in Questions 4 and 5) reflecting all recent activity, including purchases, and your latest account balance in the Plan to simplify your recordkeeping.
          Disadvantages
•	You will have no control over the time or price at which common shares are purchased for your account and, in connection with such purchases, you may bear the market risk of fluctuations in the price of our common shares for a longer period of time than in the case for typical secondary market transactions.

•	No interest will be paid on amounts you contribute to the Plan pending their investment.

•	You may not pledge or assign common shares you hold under the Plan.
          Administartion
4.	Who administers the Plan for participants?
             The Plan is currently administered by Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A. (the “Agent”). Wells Fargo Bank, N.A. is also the transfer agent for our common shares. The Agent will keep and maintain Plan records and serve as custodian for common shares held in the Plan. As Agent for the Plan, the Agent will hold common shares purchased for Plan participants. The Agent is also responsible for purchasing and selling common shares for your Plan account, including the selection of any broker or dealer through which Plan purchases and sales are made. We have no control over the times or prices at which the Agent effects transactions or the selection of any broker or dealer used by the Agent. We may change the Agent of the Plan at any time.
5.	Who has been selected as Agent?
The Agent is Wells Fargo Shareowner Services, whose address and telephone numbers are:
Wells Fargo Shareowner Services
P.O. Box 64856
St. Paul, MN 55164-0856
Certified/Overnight Mail:
Wells Fargo Shareowner Services
161 North Concord Exchange
South St. Paul, MN 55075-1139
General Information:
Toll Free Telephone: (800) 468-9716
Telephone: (651) 450-4064 (outside the United States; also may be used inside the United States)
Fax: (651) 450-4085
            An automated voice response system is available 24 hours a day, 7 days a week. Customer Service Representatives are available from 7:00 a.m. to 7:00 p.m., Central Time, Monday through Friday.

Internet:
General Inquiries — www.wellsfargo.com/shareownerservices
Account Information — www.shareowneronline.com
Participation
6.	Who is eligible to participate in the Plan?
          If you are a shareholder and you have common shares registered in your name, you are eligible to participate in the Plan. If your common shares are registered in a name other than your own (for example, in the name of a broker or other nominee) and you want to participate in the Plan, you may either make appropriate arrangements for your broker or nominee to participate in the Plan on your behalf, or you may become a shareholder of record by contacting your broker or nominee and having some or all of your common shares transferred into your own name.
          The Plan may not be available to shareholders residing in certain states or to shareholders unwilling to certify their state of residence. All participating shareholders must agree to notify the Agent of any change of residence. We reserve the right to reject or delay any person’s enrollment or participation in the Plan at any time, to ensure compliance with applicable laws or for any other reason.
7.	How does an eligible shareholder participate in the Plan?
          As a shareholder of record of our common shares, you may join the Plan by signing an Authorization Card and returning it to the Agent. If common shares are registered in more than one name (e.g., joint tenants or tenants in common), all registered shareholders must sign the Authorization Card. You may obtain an Authorization Card at any time by calling or writing to the Agent at the address listed in Question 5.
8.	Is partial reinvestment of dividends possible under the Plan?
          Yes. If you are a shareholder of record and you want to reinvest the dividends on some (but not all) of your common shares, you should sign the Authorization Card and indicate the number of common shares for which you do not want dividends reinvested under “Partial Dividend Reinvestment.”
9.	When may an eligible shareholder join the Plan?
          As an eligible shareholder, you may join the Plan at any time.
          If your signed Authorization Card is received by the Agent on or before the record date for a dividend payment, reinvestment of your dividends will begin with that dividend payment. If the Authorization Card is received after that record date, that dividend will be paid to you in the usual manner and reinvestment of your dividends will begin with the following dividend payment. Dividend payment dates will ordinarily occur on or about the 29th of March, June, September and December, and corresponding record dates are determined by our Board of Directors and are generally two to three weeks before the payment dates. However, the record dates for future dividends may vary, and months other than March, June, September and December may be selected by our Board of Directors for the payment of dividends. (See Questions 16 through 18 for information on additional cash purchases.)
10.	What options are available on the Authorization Card?
            The Authorization Card allows you to arrange for the purchase of additional common shares through the following investment options:
•	“Full Dividend Reinvestment” directs the Agent to invest all of your cash dividends on all of the common shares then or subsequently registered in your name, and also permits you to make cash payments for the purchase of additional common shares.

•	“Partial Dividend Reinvestment” directs the Agent to reinvest cash dividends on the number of common shares you have specified in the appropriate place on the Authorization Card, and directs the Agent to pay to you the cash dividends on the remaining common shares. It also permits you to make cash payments for the purchase of additional common shares.

•	“Optional Cash Purchases Only” permits you to make cash payments for the purchase of additional common shares without reinvesting dividends.
          You may select either of the dividend reinvestment options, or the optional cash purchase option.
11.	How may a participant change options under the Plan?
          As a participant, you may change your investment options at any time by requesting a new Authorization Card and returning it to the Agent at the address shown in Question 5. You may also change your options by calling the Agent at the telephone number shown in Question 5 or going to the Agent’s Internet website shown in Question 5.
Purchase of Common Shares
12.	What is the source of the common shares purchased under the Plan?
          At our discretion, purchases of common shares under the Plan will be made by the Agent, either in the open market or directly from us. Purchases in the open market may be made on any stock exchange where our common shares are traded or through negotiated transactions on such terms as the Agent may reasonably determine. Neither we nor any participant in the Plan will have any authority or power to direct the date, time or price at which common shares may be purchased by the Agent.
13.	When will common shares be purchased under the Plan?
          Common shares will be purchased with reinvested dividends on the date our quarterly dividend is paid (the “Dividend Payment Date”). See Question 9. Common shares will be purchased with optional cash payments on or about the 20th day of each month (the “Monthly Purchase Date”) other than months in which a dividend is paid. See Questions 16 through 18.
          The applicable Dividend Payment Date or Monthly Purchase Date on which common shares are purchased is referred to as an “Investment Date.”
14.	What is the price of common shares purchased under the Plan?
          The price per common share purchased from us with your reinvested dividends or your optional cash payments will be equal to the average of the per share closing prices of the common shares as reported on the New York Stock Exchange for the five business days immediately preceding the Dividend Payment Date (for reinvested dividends) or the Monthly Purchase Date (for optional cash payments). You may not direct the time or price at which the common shares are purchased.
          Common shares purchased in the open market for an Investment Date will be credited to your account at the weighted average price paid to purchase all common shares acquired in the open market for that Investment Date. We will pay any brokerage fees or commissions involved with any open market purchases under the Plan.
15.	How many common shares will be purchased for participants?
          The number of common shares purchased for you on an Investment Date depends on the amount of your reinvested dividends and/or optional cash payments and the purchase price per common share. Your Plan account will be credited with the number of common shares (including fractional common shares, computed to three decimal places) equal to the total amount you wish to invest divided by the applicable purchase price per common share.

16.	When is the Monthly Purchase Date?
          The Monthly Purchase Date for common shares purchased with optional cash payments will be on or about the 20th day of each month, other than months in which we pay a dividend. For the months in which we pay a dividend, optional cash payments will be combined with the dividend reinvestment payments and invested on the Dividend Payment Date. See Question 13.
17.	How are cash purchases of additional common shares made?
          The option to make cash purchases of additional common shares is available to you, as an existing shareholder, only after you join the Plan by signing an Authorization Card. You may make your initial cash purchase when you join the Plan by enclosing a check payable to the Agent with your signed Authorization Card. After that, you can make optional cash investments at any time by check or by automatic bank withdrawals from a designated United States bank account. Each investment can be for as little as $50. Your total investment for any month is limited to $5,000. Participants have no obligation to make optional cash contributions under the Plan. You are not required to send the same amount of money for each optional cash contribution, and there is no obligation to continue to make optional cash contributions. Cash contributions should be made payable to and mailed directly to the Agent at the address shown in Question 5. A cash contribution forwarded to any other address does not constitute valid delivery. Checks drawn against non-United States banks must have the U.S. currency imprinted on the check.
          No interest is paid on your optional cash contribution pending its investment in our common shares. During the period that an optional cash investment is pending, the collected funds in the possession of the Agent may be invested in Permitted Investments. For purposes of the Plan, “Permitted Investments” shall mean any money market mutual funds registered under the Investment Company Act of 1940 (including those of an affiliate of the Agent or for which the Agent or any of its affiliates provides management advisory or other services) consisting entirely of (i) direct obligations of the United States of America; or (ii) obligations fully guaranteed by the United States of America. The risk of any loss from such Permitted Investments will be the responsibility of the Agent. Investment income from such Permitted Investments will be retained by the Agent. If any optional cash investment, whether by check or automatic monthly withdrawal, is returned to a participant for any reason, the Agent will remove from the participant’s Plan account any common shares purchased upon prior credit of such funds, and will sell these common shares. The Agent may sell other common shares in the participant’s Plan account to recover a returned funds fee for each optional cash investment returned unpaid for any reason and may sell additional common shares as necessary to cover any market loss incurred by the Agent.
18.	When are common shares purchased for the Plan?
•	Optional cash payments. Optional cash payments are invested on the Monthly Purchase Date. If the 20th day of the month is not a business day, then the investment will be the next business day. For the months in which a dividend is paid, the optional cash payments will be combined with the dividend payment and invested on the Dividend Payment Date.

•	Dividend Reinvestment. Cash dividends are reinvested on the applicable Dividend Payment Date or, if the Dividend Payment Date is not a business day, then the investment will be made on the next business day.
          If you wish to have a cash payment returned to you before it is invested, your request must be received by the Agent at least two business days prior to the Investment Date.
          Costs
19.	Are there any out-of-pocket costs to participants in connection with participation in the Plan?
          Presently, there are no commissions, brokerage fees or other fees or charges to participants for purchasing common shares through the Plan, whether through dividend reinvestment or optional cash payments. We reserve the right to assess service fees or charges in the future, but will not do so without providing participants with notice of such fees or charges. As indicated below, participants may incur fees and charges in connection with sales of common shares held in the Plan and certain other actions:

Service	Fee
Certificate issuance	Company paid
Certificate deposit	Company paid

Investment Fees:
Dividend reinvestment service fee	Company paid
Optional cash investment service fee	Company paid
Automatic withdrawal service fee	Company paid
Purchase commission	Company paid

Sale Fees:
Service fee	$15.00 per transaction
Sales commission	$0.10 per share
Direct deposit of net sale proceeds	$5.00 per transaction
Fee for returned check or rejected automatic bank withdrawal	$25.00 per item
Prior year duplicate statement	$15.00 per year
          Taxes
20.	What are the United States federal income tax consequences of participation in the Plan?
          Reinvested Dividends. If you elect to have your dividends reinvested, you will be treated for federal income tax purposes as having received a taxable distribution of the dividends that are reinvested. The tax basis of the common shares purchased with your dividends will be equal to the purchase price of such common shares, including the amount of any brokerage commissions paid by us on your behalf.
          The holding period for common shares credited to your Plan account under the dividend reinvestment option will begin on the day following the date on which your dividends are reinvested.
          Cash Purchases. If you elect the Plan’s cash purchase option, common shares will be purchased at fair market value determined as described under Question 14, and you will not have taxable income as a result of that purchase. The tax basis per common share will equal the purchase price of such common share, including the amount of any brokerage commissions paid by us on your behalf.
          The holding period for the common shares credited to your Plan account under the cash purchase option will begin on the day following the date on which the cash purchase is made.
          Other Consequences. You will not recognize any taxable income when you receive certificates for whole common shares that have been credited to your Plan account.
          You may recognize a gain or loss when common shares acquired through the Plan are sold or exchanged, whether by the Agent at your request to terminate your participation in the Plan, or by you after you receive a direct registration statement or a certificate from the Plan, or when you receive a cash adjustment for a fractional common share. The amount of any such gain or loss will be equal to the difference between the amount that you receive for the common shares, or fractional common share, and the tax basis of the common shares.
          At the end of each calendar year, the Agent will notify you and the Internal Revenue Service of the amount of your annual dividend income. Dividends are generally considered taxable to individuals as ordinary income, and you must include your dividend income on your federal income tax return. In addition, the Internal Revenue Service has ruled that the amount of brokerage commissions paid by us on your behalf is to be treated as a distribution to you which is subject to federal income tax in the same manner as dividends. The sum of dividends reinvested in common shares and/or any cash payments you make to purchase common shares, plus the amount of any brokerage commissions paid by us on your behalf, becomes your cost basis for those common shares.
          We are required to withhold for federal income tax purposes a percentage of all dividend payments to you unless:
•	you have furnished your taxpayer identification (social security) number; and

•	you have certified that you are not subject to backup withholding.
          You should previously have been requested by us or your broker to submit all information and certifications required in order to exempt you from backup withholding if an exemption is available.
          If you are subject to backup withholding on dividends, or if you are a foreign shareholder whose dividends are subject to federal income tax withholding, the required federal income tax will be withheld from the gross amount of the dividend and only the reduced amount will be reinvested in common shares.
          The foregoing discussion is intended only as a general summary of the current United States federal income tax consequences of participation in the Plan. Eligible shareholders considering participating in the Plan are urged to consult with their own tax advisors prior to joining the Plan.
          Reports to Participants
21.	What kind of reports will be sent to participants in the Plan?
          The Agent will mail quarterly statements to you of your account balance and reinvestment activity. In addition, whenever there is activity in your account, such as an additional purchase of common shares or a withdrawal, transfer or sale of common shares, the Agent will mail you a separate written confirmation of that transaction. You can also keep track of your account activity by accessing your account online at www.shareowneronline.com.
          Be sure to keep your Plan statements for federal income tax purposes. If you believe an error has been made in your Plan records, or Plan mailings to you are being misdirected, lost or stolen, promptly contact the Agent.
          Each participant will also receive a copy of the current Plan prospectus, any amendments or supplements thereto and all communications sent to holders of our common shares, which may include annual reports to shareholders, notices of annual meetings, proxy materials and income tax information for reporting dividends paid on our common shares.
          Dividends on Fractional Common Shares
22.	Will participants be credited with dividends on fractional common shares?
          Yes. Dividends on fractional common shares, as well as dividends on whole common shares, will be credited to your Plan account and will be reinvested in additional common shares if you elect to have your dividends reinvested.
          Certificates for Common Shares
23.	Will certificates be issued for common shares purchased through the Plan?
          Common shares purchased through the Plan will be credited to your Plan account under your name. Certificates will only be issued to you for common shares credited to your Plan account if you request the Agent in writing to do so. The number of common shares credited to your Plan account will be shown on the statements of your Plan account. This service eliminates the need for you to protect against loss, theft or destruction of certificates.

          At any time, you may request in writing that the Agent send you a direct registration statement or a certificate for all or part of the whole common shares credited to your Plan account. This request should be mailed to the Agent at the address listed in Question 5. Any remaining whole common shares and fractional common share will continue to be credited to your Plan account.
          Common shares credited to your Plan account may not be pledged or assigned and any attempted pledge or assignment will be void. If you want to pledge or assign common shares in your Plan account, you must request the withdrawal of such common shares from the Plan and request that a direct registration statement or a certificate for them be issued in your name.
          Certificates for fractional common shares will not be issued under any circumstances.
24.	In whose name will direct registration statements or certificates be registered when issued to participants?
          Because your Plan account is maintained in the name in which your common shares are registered at the time you join the Plan, direct registration statements or certificates for whole common shares purchased under the Plan will be similarly registered when issued to you upon your request. If you want these common shares to be registered and issued in a different name, you must so indicate in a written request. You will be responsible for any transfer taxes that may be due, and you must comply with any transfer requirements which may be applicable, as a result of the registration and issuance of common shares in a name other than yours.
25.	May participants send certificates for common shares held in their possession to the Agent for safekeeping?
          You can deposit any certificates for common shares held in your possession at any time with the Agent for safekeeping under the Plan. Certificates should be sent to the Agent at the address shown in Question 5. The common shares represented by these certificates will be credited to your Plan account. The Agent will reinvest the dividends on these common shares as specified by you. In the future, should you want or need a direct registration statement or a certificate, you can request one. See Question 23.
          Please do NOT endorse your certificates delivered to the Agent for safekeeping under the Plan. We recommend that you use certified or registered mail with an insured value of 2% of the current market value of the common shares represented by the certificate. In any case, you bear the full risk of loss, regardless of the method used, in the event the certificates are lost.
Termination of Participation
26.	When and how can I withdraw from the Plan?
          You may discontinue your participation in the Plan, including the reinvestment of your dividends, at any time by giving notice to the Agent. Notice to withdraw from the Plan can be made in the following ways:
•	Access your account via the Internet at www.shareowneronline.com.

•	Complete the transaction request form attached to your Plan statement and mail the form to the Agent.

•	Call the Agent at the telephone number shown in Question 5.

•	Mail written instructions to the Agent, including your account name/registration and your 10-digit Wells Fargo account number, signed by the authorized signer(s) as the name(s) appear(s) on your account statement.
          If your request to withdraw from the Plan is received on or after the dividend record date, but before the Dividend Payment Date, your request will be processed as soon as practicable, and you will receive a check for the dividend payment instead of dividend reinvestment. Future dividends will be paid in cash, unless you rejoin the Plan. If a participant requests to transfer all shares in their Plan account between a dividend record date and payment date, their transfer request will be processed; however, their Plan account will not be terminated. You may receive additional dividend reinvestment shares which will require you to submit a written request to transfer the additional shares. In addition, termination requests of participants making optional cash investments by automatic cash withdrawal must be received by the Agent at least 15 business days prior to the scheduled Investment Date to ensure that the request is effective as to the next optional cash investment.
          When closing your Plan account, you have the following choices:
•	You can request that the Agent continue to hold your common shares. The common shares you acquired through the Plan can continue to be held on your behalf by the Agent for safekeeping.

•	You can ask for a direct registration statement or a certificate for all your Plan common shares. You will receive a direct registration statement or a certificate for the whole common shares credited to your Plan account along with a check for any fractional common share sold on the open market less the fees for sales (see Question 19) and applicable withholding or transfer taxes.

•	You can request that all your Plan common shares be sold. You will receive a check for the whole and fractional common shares sold on the open market less any fees for sales (see Question 19) and applicable withholding or transfer taxes.

•	You can ask for a direct registration statement or a certificate for a specific number of your Plan common shares and request that the rest be sold. You will receive a direct registration statement or a certificate for the number of whole common shares you want to retain in direct registration or certificated form outside of the Plan and a check for the whole and fractional common shares sold on the open market less the fees for sales (see Question 19) and applicable withholding or transfer taxes.
          Generally, the Agent processes requests to withdraw from the Plan daily. The Agent will mail your direct registration statement, certificate and/or sale check to your address on record by first class mail. If you want your direct registration statement, certificate and/or sale check mailed to another address, you must notify the Agent in writing at the time of your request to withdraw from the Plan.
          We reserve the right to terminate your Plan participation if you are no longer a holder of record of at least one full common share, in direct registration form, certificate form or as a Plan account balance. Upon termination, you will receive the cash proceeds from the sale of any fractional common share, less any brokerage commissions and applicable transfer and withholding taxes.
Other Information
27.	What happens when a participant sells or transfers all of the common shares registered in his or her name?
          If you dispose of all common shares registered in your name, the Agent will continue to reinvest the dividends on common shares, if any, credited to your Plan account, subject to your right to withdraw from the Plan at any time.
          If you have no whole common shares registered in your name and no whole common shares credited to your Plan account, your participation in the Plan will be terminated. Any fractional common shares in your Plan account will be sold and the proceeds distributed to you as discussed in Question 26.
28.	What happens when a participant sells or transfers some (but not all) of the common shares registered in his or her name?
          Full Dividend Reinvestment. If you are reinvesting the cash dividends on all of the common shares registered in your name, and you dispose of a portion of the common shares, the Agent will continue to reinvest the dividends on the remainder of the common shares registered in your name.

          Partial Dividend Reinvestment. If you have directed the Agent to pay cash dividends to you on some of your common shares and to reinvest dividends on the remainder of your common shares, and you dispose of a portion of your common shares, the Agent will continue to reinvest dividends on the number of common shares, if any, you own in excess of the number of common shares as to which you have directed the Agent to pay cash dividends.
29.	What happens if we declare a share split or issue a dividend payable in common shares?
          If you are a participant in the Plan, all common shares issued to you in connection with a share split or a share dividend distributed by us will be added to your Plan account.
          As soon as possible after the declaration of a share split or a share dividend, the Agent will send you a statement indicating the number of common shares credited to your account under the Plan as a result of the share dividend or share split. You may receive a direct registration statement or a certificate for these common shares (other than fractional common shares) at any time by sending a written request to the Agent at the address indicated in Question 5. See Question 23.
30.	How will a participant’s common shares held by the Agent be voted at shareholders’ meetings?
          Before each shareholder meeting at which you are entitled to vote, you will receive a single proxy covering the total number of common shares you hold of record — both Plan common shares and direct registration or certificated common shares held outside the Plan. If the proxy is returned properly signed and marked for voting, all of your common shares will be voted as marked. Also, you may vote the total number of common shares in person at the shareholder meeting.
31.	What are the responsibilities of Worthington and the Agent under the Plan?
          Neither Worthington nor the Agent shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan, nor shall they have any duties, responsibilities or liabilities except those expressly set forth in the Plan. In administering the Plan, none of Worthington, the Agent or the Agent’s broker will be liable for any good faith act or omission to act, including but not limited to any claim of liability (i) arising out of the failure to terminate a Plan account upon a participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which common shares are purchased or sold, or (iii) as to the value of the common shares acquired for you or fluctuations in the market value of our common shares.
          You should recognize that we cannot assure you of a profit or protect you against a loss on the common shares purchased by you under the Plan. The Plan does not represent a change in our dividend policy or a promise or guarantee of future dividends.
          The Agent is authorized to choose a broker, including an affiliated broker, at its sole discretion to facilitate purchases and sales of common shares for you under the Plan. The Agent will furnish the name of the registered broker, including any affiliated broker, utilized in common share transactions within a reasonable time upon written request from you.
          The Agent undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by the Agent, and no implied covenants or obligations shall be read into the Plan against the Agent or us.
          In the absence of negligence or willful misconduct on its part, the Agent, whether acting directly or through agents or attorneys shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties under the Plan. In no event shall the Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
          The Agent shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action under the Plan that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.
          The Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under the Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
32.	May the Plan be changed or discontinued?
          Notwithstanding any other provision of the Plan, our Board of Directors (including any committee of the Board) reserves the right to amend, modify, suspend or terminate the Plan at any time, including the period between a dividend record date and a Dividend Payment Date. Notice of any material amendment or modification, or of any suspension or termination, of the Plan will be mailed to all participants.
          If the Plan is terminated:
•	any uninvested optional cash payments will be returned to you without interest;

•	a direct registration statement or a certificate for whole common shares credited to your Plan account will be issued; and

•	a cash payment will be made for any fractional common share credited to your Plan account. This cash payment will be based upon the closing price of our common shares as reported on the New York Stock Exchange for the date or dates set forth in the notice of termination.
          If we terminate the Plan, we will pay any termination charges that may be involved.
33.	How may shareholders obtain answers to other questions regarding the Plan?
          If you have any further questions, you should direct them to the Agent at the address or telephone number provided in Question 5.
34.	Who interprets the Plan?
          Worthington interprets and regulates the Plan, and any determinations made by Worthington will be final and binding on all parties, including Plan participants. We may adopt rules and regulations to facilitate administration of the Plan. The terms and conditions of the Plan and its operation are governed by the laws of the State of Ohio applicable to agreements made and to be performed wholly within such jurisdiction.
Dividends
          Dividends are declared at the discretion of our Board of Directors. Our Board of Directors reviews our dividend policy on a quarterly basis and establishes the dividend rate based upon our financial condition, results of operations, capital requirements, current and projected cash flows, business prospects and other factors which the directors may deem relevant. While we have paid a dividend every quarter since becoming a public company in 1968, there is no guarantee that this will continue in the future or that we will pay future dividends at our current dividend rate.
Use of Proceeds
          All common shares acquired under the Plan through open market purchases will provide no cash proceeds to us. All common shares acquired under the Plan through purchases directly from us will provide cash proceeds to us, which proceeds we intend to use for general corporate purposes. We have no basis for determining either the number of common shares that will ultimately be purchased directly from us under the Plan or the prices at which such common shares will be sold.
          Indemnification of Officers and Directors
          Under Section 1701.13(E) of the Ohio Revised Code (the “OGCL”), directors, officers, employees and agents of Ohio corporations have an absolute right to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by them in any action, suit or proceeding to the extent they are successful in defense of the action, suit or proceeding, including derivative actions, brought against them, or in defense of any claim, issue or matter asserted in any such proceeding. A director, officer, employee or agent is entitled to such indemnification if such person’s success is “on the merits or otherwise.” Directors (but not officers, employees or agents) are entitled to mandatory payment of expenses by the corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, provided the directors agree to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the directors’ act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.
          Section 1701.13(E) of the OGCL permits a corporation to indemnify directors, officers, employees or agents of the corporation or individuals who are or were serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation or entity in circumstances where indemnification is not mandated by the statute if certain statutory standards are satisfied. A corporation may grant indemnification in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, investigative or administrative, other than derivative actions, if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. Such indemnification is permitted against expenses (including attorneys’ fees) as well as judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with the action, suit or proceeding.
          An Ohio corporation may also provide indemnification in derivative actions for expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of an action or suit if the officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. Ohio law does not expressly authorize indemnification against judgments, fines and amounts paid in settlement of derivative actions. A corporation may not indemnify a director, officer, employee or agent in derivative actions for expenses (including attorneys’ fees) if such person is adjudged to be liable for negligence or misconduct in the performance of such person’s duties to the corporation, unless and only to the extent that a court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity as the court deems proper. In addition, a corporation may not indemnify a director in any action or suit in which the only liability asserted against the director is for approving unlawful loans, dividends or distributions of assets under Section 1701.95 of the OGCL.
          Section 1701.13(E) of the OGCL permits a corporation to pay expenses (including attorneys’ fees) incurred by a director, officer, employee or agent as they are incurred, in advance of the final disposition of the action, suit or proceeding, as authorized by the corporation’s articles or regulations, any agreement, a vote of the corporation’s shareholders or disinterested directors or otherwise.
          Section 1701.13(E) of the OGCL states that the indemnification provided thereby is not exclusive of, and is in addition to, any other rights granted to those persons seeking indemnification under a corporation’s articles or regulations, any agreement, a vote of the corporation’s shareholders or disinterested directors, or otherwise.
          Section 1701.13(E) of the OGCL grants express power to a corporation to purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit and self-insurance, for director, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the corporation.
          Our Code of Regulations (the “Regulations”) provides for broader indemnification than specifically afforded under Section 1701.13(E) of the OGCL. The Regulations provide that we must indemnify officers and directors against expenses (including attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any pending, threatened or completed action, suit or proceeding (whether criminal, civil, administrative or investigative) by reason of the fact that any such individual is or was a director, officer, employee, agent or volunteer of Worthington or is or was serving at our request as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation or other entity so long as such individual’s act or omission giving rise to the claim for indemnification was not occasioned by such individual’s intent to cause injury to, or by such individual’s reckless disregard for the best interests of, Worthington and, with respect to any criminal matter, such individual had no reasonable cause to believe such individual’s conduct was unlawful. The Regulations forbid us from indemnifying an officer or director in a derivative action if such person is adjudged to be liable for an act or omission occasioned by such person’s deliberate intent to cause injury to, or by such person’s reckless disregard for the best interests of, Worthington unless and only to the extent the Court of Common Pleas in Franklin County, Ohio, or the court in which the action was brought, despite such adjudication of liability and in view of all the circumstances, concludes that such person is fairly and reasonably entitled to such indemnity as the court deems proper.
          The Regulations recite a presumption (which may only be rebutted by clear and convincing evidence) that no act or omission by a person claiming indemnification was occasioned by an intent to cause injury to, or by a reckless disregard for the best interests of, Worthington, and with respect to any criminal matter, that such person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, by itself, rebut this presumption.
          The Regulations state that, to the extent an officer or director is successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, such officer or director must be promptly indemnified by Worthington against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him or her in connection therewith.
          The Regulations state that an indemnitee’s expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) must be paid by Worthington in advance of the final disposition of the action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred, but only if such officer or director first agrees, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which such person shall have not been successful on the merits or otherwise, if it is proved by clear and convincing evidence in a court of competent jurisdiction that, in respect of any such claim, issue or other matter, such person’s relevant action or failure to act was occasioned by his or her deliberate intent to cause injury to Worthington or his or her reckless disregard for the best interests of Worthington, unless, and only to the extent that, the Court of Common Pleas of Franklin County, or the court in which such action or suit was brought determines that, despite such determination and in view of all of the circumstances, such officer or director is fairly and reasonably entitled to all or part of such indemnification.
          The Regulations state that the indemnification provided thereby is not exclusive of, and is in addition to, any other rights to which any person seeking indemnification may be entitled under Worthington’s articles or regulations, any agreement, a vote of Worthington’s disinterested directors or otherwise. Additionally, the Regulations provide that we may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, agent or volunteer of Worthington, or who is or was serving as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation or entity at our request, against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not we would have the obligation or power to indemnify such person under the Regulations. The Regulations also authorize us to purchase and maintain trust funds, letters of credit or self-insurance on behalf of any person who is or was a director, officer, employee, agent or volunteer of Worthington or who is serving or has served another entity at our request.

          Worthington has also entered into separate Indemnification Agreements with its officers and directors which provide for indemnification similar to that provided under the Regulations. The Indemnification Agreements also provide procedures for determining an indemnitee’s entitlement to indemnification and specify certain remedies for an indemnitee relating to indemnification and advancement of expenses.
          Worthington maintains, and in the future may continue to maintain, insurance to insure Worthington’s present or former directors, officers and employees against liabilities and expenses arising out of any claim or breach of duty, error, misstatement, misleading statement, omission or other act done by reason of their being such directors, officers or employees of Worthington.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Worthington pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is therefore unenforceable.
Plan of Distribution
          At our discretion, common shares purchased for participants under the Plan may be purchased directly from us or purchased by the Agent through open market transactions. Presently, there are no commissions, brokerage fees or other fees or charges to participants for purchasing common shares through the Plan, whether through dividend reinvestment or optional cash payments. We reserve the right to assess service fees or charges in the future, but will not do so without providing participants with notice of such fees or charges. Participants may incur fees and charges in connection with sales of their common shares held in the Plan and certain other actions, as described above in Question 19 under the caption “The Worthington Industries, Inc. Dividend Reinvestment and Stock Purchase Plan.”
          Subject to the availability of common shares registered with the SEC for issuance under the Plan, there is no total maximum number of common shares that can be issued under the Plan pursuant to the reinvestment of dividends or optional cash contributions. Our common shares may not be available for purchase under the Plan in all jurisdictions. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of our common shares in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.
Certain Legal Matters
          The validity of the common shares offered hereby has been passed upon by Dale T. Brinkman, Vice President-Administration, General Counsel and Secretary of Worthington. As of July 29, 2010, Mr. Brinkman beneficially owned 26,705 common shares and also had currently exercisable options to purchase an additional 119,000 common shares. Pursuant to our Regulations and an Indemnification Agreement entered into between Worthington and Mr. Brinkman on July 25, 2008, we are required to indemnify Mr. Brinkman, to the greatest extent permitted by Ohio law, against specified expenses and liabilities that may arise in connection with a proceeding by reason of his status or service as an officer of Worthington, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Worthington and, with respect to any criminal proceeding, Mr. Brinkman had no reasonable cause to believe his conduct was unlawful.
Experts
          The consolidated financial statements (and related consolidated financial statement schedules) of Worthington Industries, Inc. and the consolidated financial statements of Worthington Armstrong Venture and subsidiaries (a general partnership) appearing in our Annual Report on Form 10-K for the fiscal year ended May 31, 2010, and the effectiveness of our internal control over financial reporting as of May 31, 2010, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their reports thereon, included therein and incorporated herein by reference. Such financial statements and financial statement schedules have been incorporated herein by reference in reliance upon the reports of KPMG LLP given upon their authority as experts in auditing and accounting.

Incorporation of Certain Documents by Reference
          The SEC allows us to “incorporate by reference” in this prospectus the information in documents that we file with the SEC. This means that we can disclose important information to you by referring you to other documents. The information we incorporate by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference in this prospectus from the date we file the document containing such information.
          Except to the extent furnished and not filed with the SEC under Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by SEC rules, we incorporate by reference in this prospectus the following documents that we have filed with the SEC and all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the completion or termination of the offering of the common shares offered by this prospectus:
•	our Annual Report on Form 10-K for the fiscal year ended May 31, 2010;

•	our Current Report on Form 8-K filed on June 22, 2010; and

•	the description of our common shares contained in our Registration Statement on Form S-3 (SEC Registration No. 333-165942) filed with the SEC on April 8, 2010, together with any subsequent amendment or report filed for the purpose of updating such description.
          We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference in this prospectus (other than exhibits to those documents unless they are specifically incorporated by reference in those documents). Requests should be directed to:
Worthington Industries, Inc.
200 Old Wilson Bridge Road
Columbus, Ohio 43085
Attention: Investor Relations Department
(614) 438-3210
Where You Can Find More Information
          This prospectus is a part of a Registration Statement on Form S-3 that we filed with the SEC to register the common shares that will be available for purchase under the Plan. As permitted by SEC rules, this prospectus does not contain all of the information included in the Registration Statement or the exhibits to the Registration Statement. You should refer to the Registration Statement and the documents filed or incorporated by reference as exhibits to the Registration Statement for more information about us and our common shares.
          We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s Internet website at www.sec.gov. You may also read and copy any of these SEC filings at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available on our website at www.worthingtonindustries.com. The information on the SEC’s website and on our website is not part of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the fees and expenses payable by Worthington Industries, Inc. (the “Registrant”) in connection with the issuance and distribution of the securities registered hereby (excluding any underwriting discounts and commissions). All of the amounts shown are estimates, except for the registration fee paid to the Securities and Exchange Commission (the “SEC”).

SEC registration fee	$1,574
Printing costs	$7,000
Legal fees and expenses	$7,000
Accounting fees and expenses	$1,100
Miscellaneous	$2,000
Total	$18,774
Item 15. Indemnification of Directors and Officers.
     Under Section 1701.13(E) of the Ohio Revised Code (the “OGCL”), directors, officers, employees and agents of Ohio corporations have an absolute right to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with any action, suit or proceeding to the extent they are successful in defense of the action, suit or proceeding, including derivative actions, brought against them, or in defense of any claim, issue or matter asserted in any such action, suit or proceeding. A director, officer, employee or agent is entitled to such indemnification if such person’s success is “on the merits or otherwise.” Directors (but not officers, employees or agents) are entitled to mandatory payment of expenses by a corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, provided the directors agree to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the directors’ act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.
     Section 1701.13(E) of the OGCL permits a corporation to indemnify directors, officers, employees or agents of the corporation or individuals who are or were serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation or entity in circumstances where indemnification is not mandated by the statute if certain statutory standards are satisfied. A corporation may grant indemnification in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, investigative or administrative, other than derivative actions, if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. Such indemnification is permitted against expenses (including attorneys’ fees) as well as judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with the action, suit or proceeding. A corporation may also provide indemnification in derivative actions for expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of an action or suit if the officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. Ohio law does not expressly authorize indemnification against judgments, fines and amounts paid in settlement of derivative actions. A corporation may not indemnify a director, officer, employee or agent in derivative actions for expenses (including attorney’s fees) if such person is adjudged to be liable for negligence or misconduct in the performance of such person’s duties to the corporation unless, and only to the extent that, a court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity as the court deems proper. In addition, a corporation may not indemnify a director in any action or suit in which the only liability asserted against the director is for approving unlawful loans, dividends or distribution of assets under Section 1701.95 of the OGCL.

     Section 1701.13(E) of the OGCL permits a corporation to pay expenses (including attorneys’ fees) incurred by a director, officer, employee or agent as they are incurred, in advance of the final disposition of the action, suit or proceeding, as authorized by the corporation’s directors and upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification.
     Section 1701.13(E) of the OGCL states that the indemnification provided thereby is not exclusive of, and is in addition to, any other rights granted to persons seeking indemnification under the corporation’s articles or regulations, any agreement, a vote of the corporation’s shareholders or disinterested directors or otherwise.
     Section 1701.13(E) of the OGCL grants express power to a corporation to purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit and self-insurance, for director, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the corporation.
     The Registrant’s Code of Regulations (the “Regulations”) provides for broader indemnification than specifically afforded under Section 1701.13(E) of the OGCL. The Regulations provide that the Registrant must indemnify officers and directors against expenses (including attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any pending, threatened or completed action, suit or proceeding (whether criminal, civil, administrative or investigative and whether a derivative suit or not) by reason of the fact that any such individual is or was a director, officer, employee, agent or volunteer of the Registrant or is or was serving at the request of the Registrant as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation or other entity so long as such individual’s act or omission giving rise to the claim for indemnification was not occasioned by such individual’s intent to cause injury to, or by such individual’s reckless disregard for the best interests of, the Registrant and, with respect to any criminal matter, such individual had no reasonable cause to believe such individual’s conduct was unlawful. The Regulations forbid the Registrant from indemnifying an officer or director in a derivative action if such person is adjudged to be liable for an act or omission occasioned by such person’s deliberate intent to cause injury to, or by such person’s reckless disregard for the best interests of, the Registrant unless and only to the extent the Court of Common Pleas in Franklin County, Ohio, or the court in which the action was brought, despite such adjudication of liability and in view of all the circumstances, concludes that such person is fairly and reasonably entitled to such indemnity as the court deems proper.
     The Regulations recite a presumption (which may only be rebutted by clear and convincing evidence) that no act or omission by a person claiming indemnification was occasioned by an intent to cause injury to, or by a reckless disregard for the best interests of, the Registrant and, with respect to any criminal matter, that such person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendre or its equivalent, does not, by itself, rebut this presumption.
     The Regulations state that, to the extent an officer or director is successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, such officer or director must be promptly indemnified by the Registrant against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him or her in connection therewith.
     The Regulations state that an indemnitee’s expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) must be paid by the Registrant in advance of the final disposition of the action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred, but only if such officer or director first agrees, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which such person shall have not been successful on the merits or otherwise, if it is proved by clear and convincing evidence in a court of competent jurisdiction that, in respect of any such claim, issue or other matter, such person’s relevant action or failure to act was occasioned by his or her deliberate intent to cause injury to the Registrant or his or her reckless disregard for the best interests of the Registrant, unless, and only to the extent that, the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought determines that, despite such determination and in view of all of the circumstances, such officer or director is fairly and reasonably entitled to all or part of such indemnification.

     The Regulations state that the indemnification provided thereby is not exclusive of, and is in addition to, any other rights to which any person seeking indemnification may be entitled under the Registrant’s articles or regulations, any agreement, a vote of the Registrant’s disinterested directors or otherwise. Additionally, the Regulations provide that the Registrant may purchase and maintain insurance or furnish similar protection on behalf of any person who is or was a director, officer, employee, agent or volunteer of the Registrant, or who is or was serving as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation or entity at the request of the Registrant, against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the Registrant would have the obligation or power to indemnify such person under the Regulations. The Regulations also authorize the Registrant to purchase and maintain trust funds, letters of credit or self-insurance on behalf of any person who is or was a director, officer, employee, agent or volunteer of the Registrant or who is serving or has served another entity at the Registrant’s request.
     The Registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements generally obligate the Registrant to hold harmless and indemnify such directors and executive officers against specified expenses and liabilities they may incur in the performance of their duties to the greatest extent permitted by Ohio law, provided that (1) such directors and executive officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful and (2) with respect to proceedings by or in the right of the Registrant (a) such executive officers were not adjudged to be liable to the Registrant for negligence or misconduct in the performance of their duties to the Registrant or (b) such directors were not adjudged to be liable to the Registrant for (i) an act or omission undertaken with deliberate intent to cause injury to the Registrant or with reckless disregard for the best interests of the Registrant or (ii) approving unlawful loans, dividends or distributions of assets under Section 1701.95 of the OGCL. The indemnification agreements also require the Registrant to advance expenses to a director or executive officer prior to the final disposition of a proceeding if specified conditions are satisfied. The indemnification agreements provide procedures for determining a director’s or executive officer’s entitlement to indemnification and specify certain remedies relating to indemnification and advancement of expenses. The indemnification agreements do not exclude any other rights to indemnification or advancement of expenses to which a director or executive officer may be entitled under the Registrant’s Amended Articles of Incorporation or Regulations, applicable law (including the OGCL), any insurance policy, any contract or otherwise.
     The Registrant maintains, and in the future may continue to maintain, insurance to insure its present or former directors, officers and employees against liabilities and expenses arising out of any claim or breach of duty, error, misstatement, misleading statement, omission or other act done by reason of their being such directors, officers or employees of the Registrant.
Item 16. Exhibits.
     The documents listed below are filed with, or incorporated by reference into, this Registration Statement as exhibits:

Exhibit
Number	Description
4.1	Amended Articles of Incorporation of the Registrant, as filed with Ohio Secretary of State on October 13, 1998 (incorporated herein by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 1998 (SEC File No. 0-4016))

4.2	Code of Regulations of the Registrant as amended through September 28, 2000 [for SEC reporting compliance purposes only] (incorporated herein by reference to Exhibit 3(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2000 (SEC File No. 1-8399))

5.1	Opinion of Dale T. Brinkman, Esq. as to the legality of the securities (filed herewith)

Exhibit
Number	Description
23.1	Consent of Independent Registered Public Accounting Firm (KPMG LLP) (filed herewith)

23.2	Consent of Independent Registered Public Accounting Firm (KPMG LLP) with respect to consolidated financial statements of Worthington Armstrong Venture (filed herewith)

23.3	Consent of Dale T. Brinkman, Esq. (included in Exhibit 5.1)

24.1	Powers of Attorney (filed herewith)
Item 17. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
               (i) If the Registrant is relying on Rule 430B:
                    (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
                    (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or

(x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
               (ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
          (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on July 30, 2010.

WORTHINGTON INDUSTRIES, INC.
By:	/s/ John P. McConnell
	Name:	John P. McConnell
	Title:	Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John P. McConnell John P. McConnell	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 30, 2010

/s/ B. Andrew Rose B. Andrew Rose	Vice President and Chief Financial Officer (Principal Financial Officer)	July 30, 2010

/s/ Richard G. Welch Richard G. Welch	Controller (Principal Accounting Officer)	July 30, 2010

* John B. Blystone	Director	*

* Michael J. Endres	Director	*

* Peter Karmano s, Jr.	Director	*

* John R. Kasich	Director	*

* Carl A. Nelson, Jr.	Director	*

* Sidney A. Ribeau	Director	*

* Mary Schiavo	Director	*

*	The undersigned, by signing his name hereto, does hereby sign and execute this Registration Statement on Form S-3 on behalf of each of the directors of the Registrant identified above pursuant to Powers of Attorney executed by the directors identified above, which Powers of Attorney are filed with this Registration Statement on Form S-3 as Exhibit 24.1.

*By:	/s/ John P. McConnell	Date: July 30, 2010
John P. McConnell
Attorney-In-Fact

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	Amended Articles of Incorporation of Worthington Industries, Inc. (the “Registrant”), as filed with Ohio Secretary of State on October 13, 1998 (incorporated herein by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 1998 (SEC File No. 0-4016))

4.2	Code of Regulations of the Registrant as amended through September 28, 2000 [for SEC reporting compliance purposes only] (incorporated herein by reference to Exhibit 3(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2000 (SEC File No. 1-8399))

5.1	Opinion of Dale T. Brinkman, Esq. as to the legality of the securities (filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm (KPMG LLP) (filed herewith)

23.2	Consent of Independent Registered Public Accounting Firm (KPMG LLP) with respect to consolidated financial statements of Worthington Armstrong Venture (filed herewith)

23.3	Consent of Dale T. Brinkman, Esq. (included in Exhibit 5.1)

24.1	Powers of Attorney (filed herewith)